UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report: November 25, 2013
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-34245	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 EAST MARKET STREET YORK, PENNSYLVANIA	17401
(Address of principal executive offices)	(Zip Code)

(717) 845-3601
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE YORK WATER COMPANY

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its regularly scheduled meeting on November 25, 2013, the Board of Directors of the Company (the "Board") appointed a new director to the Board effective December 1, 2013.  Mr. Robert P. Newcomer, former President of the Glatfelter Company, was appointed to a class of directors with terms expiring at the 2014 Annual Meeting of Shareholders.  Mr. Newcomer will also be assigned to the Board's Compensation Committee.

Item 8.01	Other Events.

THE YORK WATER COMPANY ANNOUNCES AN INCREASED 572nd DIVIDEND

York, Pennsylvania, November 26, 2013: The York Water Company's (NASDAQ:YORW) President and CEO, Jeffrey R. Hines, announced today that the Board of Directors at their November 25th meeting declared a quarterly dividend of $0.1431 per share, an increase of 3.5%.

This is the 572nd consecutive dividend to be paid by The York Water Company and is the seventeenth consecutive year that the Company has increased its dividend. York Water, which is the oldest investor owned utility in the nation, has paid dividends for 197 consecutive years beginning in 1816. This is believed to be the longest record of consecutive dividends in America.

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

/s/Kathleen M. Miller
Date: November 26, 2013	Kathleen M. Miller
Chief Financial Officer